Exhibit 99.1

Clarus Reports Second Quarter 2020 Results, Continues to Navigate COVID-19 From a Position of Strength

SALT LAKE CITY, Utah – August 10, 2020 – Clarus Corporation (NASDAQ: CLAR) (“Clarus” and/or the “Company”), a company focused on the outdoor and consumer industries, reported financial results for the second quarter ended June 30, 2020.

Second Quarter 2020 Financial Summary vs. Same Year-Ago Quarter

•	Sales were $30.0 million compared to $47.0 million.
•	Gross margin increased 140 basis points to 35.4% compared to 34.0%.
•	Net loss was $(2.7) million, or $(0.09) per diluted share, compared to a net loss of $(0.7) million, or $(0.02) per diluted share.
•	Adjusted net loss before non-cash items was $(1.2) million, or $(0.04) per diluted share, compared to an adjusted net income of $1.5 million, or $0.05 per diluted share.
•	Adjusted EBITDA was $(1.3) million compared to $1.6 million.
•	Free cash flow (net cash provided by operating activities less capital expenditures) increased more than two-fold to $10.2 million compared to $3.0 million.

Management Commentary

“Despite a challenging consumer environment amidst a global pandemic, the strength of our well-diversified brand portfolio and multi-channel distribution platform was apparent in our second quarter results,” said Clarus President John Walbrecht. “For Black Diamond, the impact of COVID-19 caused our retail partners to close their doors, freezing pre-season and replenishment orders. However, demand improved each month in the quarter, particularly in regions that have shown marked progress in the recovery, like Europe. We also showed resilience with various key accounts who were able to serve their customers in other ways, such as online or curbside pickup. Sales in our direct-to-consumer channel were also resilient, growing 7% in the quarter with a 25% increase in sales through our own website.

“In our Sierra business, domestic growth continued to accelerate in both our ‘Greenbox’ and OEM channels. This was partially offset by prolonged softness internationally, as those markets had retail ordinances preventing their opening and the absence of unique demand-drivers being experienced in the U.S., like the upcoming election.

“Since the end of the second quarter, however, sales trends in both brands have continued to improve. Black Diamond is benefiting from partner retail doors beginning to open and our ability to fulfil orders has been largely unaffected. The fact that 86% of the brand’s sales are non-perishable equipment that is deemed as a necessity to our activity-based consumer is a unique asset during these uncertain times. In fact, we are quite optimistic by the early indications of interest for our backcountry products, especially in snow safety, as our consumer looks to get back outdoors. For Sierra, domestic strength has continued, including strong reception to our recently launched ammo initiative, and we have now started to see signs of recovery in our international markets. Importantly, we have the capacity to fulfill what we expect to be a strong second half of the year.

“Assessing our expectations for 2020, we believe we are still well on track to achieve the goals laid out last quarter. These include liquidity improvements, cost-saving measures, key sales assumptions and current demand trends, which all underscore the optionality that we have created in our brands to adapt to the changing consumer landscape.”

Second Quarter 2020 Financial Results

Sales in the second quarter were $30.0 million compared to $47.0 million in the same year-ago quarter. Black Diamond sales were down 47% and Sierra sales were up 7%. The decrease in Black Diamond was primarily due to the COVID-related retail demand freeze during the quarter. The increase in Sierra was due to sustained improvements in the domestic demand environment for bullets throughout the second quarter. Sales in the Company’s direct-to-consumer channel were up 7%. On a constant currency basis, total sales were down 36%.

Gross margin in the second quarter increased 140 basis points to 35.4% compared to 34.0% in the year-ago quarter due to favorable channel and product mix. In addition, compared to last year, foreign currency changes and the new tariffs each had a negative impact on gross margins of 30-basis points.

Selling, general and administrative expenses in the second quarter decreased 16% to $14.5 million compared to $17.2 million in the year-ago quarter. The decrease reflects the cost-saving initiatives the Company implemented in response to COVID-19.

Net loss in the second quarter was $(2.7) million, or $(0.09) per diluted share, compared to $(0.7) million or $(0.02) per diluted share, in the year-ago quarter. The decrease included $1.4 million of non-cash charges and $0.2 million in transaction costs, compared to $2.2 million of non-cash charges and minimal transaction and restructuring costs in the same year-ago quarter.

Adjusted net loss in the second quarter, which excludes the non-cash items and transaction costs, was $(1.2) million or $(0.04) per diluted share, compared to an adjusted net income of $1.5 million or $0.05 per diluted share in the same year-ago quarter.

Adjusted EBITDA in the second quarter was $(1.3) million compared to $1.6 million in the same year-ago quarter. The decline was primarily due to the aforementioned COVID-driven retail demand freeze for Black Diamond products during the quarter.

Net cash provided by operating activities for the second quarter ended June 30, 2020 was $10.9 million compared to $4.0 million in the prior year. Capital expenditures in the second quarter were $0.7 million compared to $0.9 million in the same year-ago period. Free cash flow for the quarter ended June 30, 2020 was $10.2 million compared to $3.0 million in the same year-ago period.

Liquidity at June 30, 2020

•	Cash and cash equivalents totaled $21.5 million compared to $1.7 million at the end of 2019.
•	Total debt of $30.5 million compared to $22.7 million at the end of 2019.
•	Remaining access to $50.4 million on the Company’s revolving line of credit.
•	Net debt leverage ratio of 0.6x compared to 0.9x at the end of 2019.

Net Operating Loss (NOL)

The Company estimates that it has available NOL carryforwards for U.S. federal income tax purposes of approximately $132 million. The Company’s common stock is subject to a rights agreement dated February 7, 2008 that is intended to limit the number of 5% or more owners and therefore reduce the risk of a possible change of ownership under Section 382 of the Internal Revenue Code of 1986, as amended. Any such change of ownership under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. However, there is no guaranty that the rights agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its second quarter 2020 results.

Date: Monday, August 10, 2020

Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Toll-free dial-in number: 1-877-511-3707

International dial-in number: 1-786-815-8672

Conference ID: 2437648

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and on the Company’s website at www.claruscorp.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through August 24, 2020.

Toll-free replay number: 1-855-859-2056

International replay number: 1-404-537-3406

Replay ID: 2437648

About Clarus Corporation

Headquartered in Salt Lake City, Utah, Clarus Corporation is a leading developer, manufacturer and distributor of best-in class outdoor equipment and lifestyle products focused on the climb, ski, mountain, and sport markets. With a strong reputation for innovation, style, quality, design, safety and durability, Clarus’ portfolio of iconic brands includes Black Diamond®, Sierra®, PIEPS®, and SKINourishment® sold through specialty and online retailers, distributors and original equipment manufacturers throughout the U.S. and internationally. For additional information, please visit www.claruscorp.com or the brand websites at www.blackdiamondequipment.com, www.sierrabullets.com, or www.pieps.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) adjusted gross margin and adjusted gross profit, (ii) net (loss) income before non-cash items and related income per diluted share, and adjusted net income before non-cash items and related income per diluted share, (iii) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), and adjusted EBITDA, and (iv) free cash flow. The Company believes that the presentation of certain non-GAAP measures, i.e.: (i) adjusted gross margin and adjusted gross profit, (ii) net (loss) income before non-cash items and related income per diluted share, and adjusted net income before non-cash items and related income per diluted share, (iii) EBITDA and adjusted EBITDA, and (iv) free cash flow, provide useful information for the understanding of its ongoing operations and enables investors to focus on period- over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer demand on our products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of the Company's customers; the Company's ability to implement its business strategy, the ability of the Company to execute and integrate acquisitions; changes in governmental regulation, legislation or public opinion relating to the manufacture and sale of bullets and ammunition by our Sierra segment, and the possession and use of firearms and ammunition by our customers; the Company’s exposure to product liability or product warranty claims and other loss contingencies; disruptions and other impacts to the Company’s business, as a result of the COVID-19 global pandemic and government actions and restrictive measures implemented in response; stability of the Company’s manufacturing facilities and suppliers, as well as consumer demand for our products, in light of disease epidemics and health-related concerns such as the COVID-19 global pandemic; the impact that global climate change trends may have on the Company and its suppliers and customers; the Company's ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks; and the Company’s ability to declare a dividend. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

John C. Walbrecht President

Tel 1-801-993-1344

john.walbrecht@claruscorp.com or

Aaron J. Kuehne

Chief Administrative Officer and Chief Financial Officer

Tel 1-801-993-1364

aaron.kuehne@claruscorp.com

Investor Relations Contact:

Gateway Investor Relations Cody Slach

Tel 1-949-574-3860

CLAR@gatewayir.com

CLARUS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)

	June 30, 2020	December 31, 2019
Assets
Current assets
Cash	$21,538	$1,703
Accounts receivable, less allowance for credit losses and doubtful accounts of $1,474 and $494, respectively	23,895	41,628
Inventories	72,514	73,432
Prepaid and other current assets	4,363	3,787
Income tax receivable	387	322
Total current assets	122,697	120,872

Property and equipment, net	22,720	22,919
Other intangible assets, net	14,279	15,816
Indefinite lived intangible assets	41,634	41,630
Goodwill	18,090	18,090
Deferred income taxes	8,743	7,904
Other long-term assets	2,570	3,034
Total assets	$230,733	$230,265

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$19,151	$24,304
Income tax payable	96	260
Current portion of long-term debt	4,000	-
Total current liabilities	23,247	24,564

Long-term debt	26,521	22,670
Deferred income taxes	1,071	1,224
Other long-term liabilities	334	615
Total liabilities	51,173	49,073

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000 shares authorized; none issued	-	-
Common stock, $.0001 par value; 100,000 shares authorized; 33,757 and 33,615 issued and 29,888 and 29,760 outstanding, respectively	3	3
Additional paid in capital	494,793	492,353
Accumulated deficit	(292,757)	(288,592)
Treasury stock, at cost	(22,406)	(22,269)
Accumulated other comprehensive loss	(73)	(303)
Total stockholders' equity	179,560	181,192
Total liabilities and stockholders' equity	$230,733	$230,265

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	June 30, 2020	June 30, 2019
Sales
Domestic sales	$20,259	$28,422
International sales	9,755	18,572
Total sales	30,014	46,994

Cost of goods sold	19,378	31,002
Gross profit	10,636	15,992

Operating expenses
Selling, general and administrative	14,493	17,192
Transaction costs	180	41

Total operating expenses	14,673	17,233

Operating loss	(4,037)	(1,241)

Other income (expense)
Interest expense, net	(257)	(315)
Other, net	406	183

Total other income (expense), net	149	(132)

Loss before income tax	(3,888)	(1,373)
Income tax benefit	(1,145)	(679)
Net loss	$(2,743)	$(694)

Net loss per share:
Basic	$(0.09)	$(0.02)
Diluted	(0.09)	(0.02)

Weighted average shares outstanding:
Basic	29,817	29,898
Diluted	29,817	29,898

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Six Months Ended
	June 30, 2020	June 30, 2019
Sales
Domestic sales	$48,807	$59,011
International sales	34,762	49,201
Total sales	83,569	108,212

Cost of goods sold	54,421	70,164
Gross profit	29,148	38,048

Operating expenses
Selling, general and administrative	31,863	34,772
Restructuring charge	-	13
Transaction costs	430	87

Total operating expenses	32,293	34,872

Operating (loss) income	(3,145)	3,176

Other expense
Interest expense, net	(568)	(625)
Other, net	(125)	160

Total other expense, net	(693)	(465)

(Loss) income before income tax	(3,838)	2,711
Income tax benefit	(1,131)	(382)
Net (loss) income	$(2,707)	$3,093

Net (loss) income per share:
Basic	$(0.09)	$0.10
Diluted	(0.09)	0.10

Weighted average shares outstanding:
Basic	29,789	29,824
Diluted	29,789	30,961

CLARUS CORPORATION

RECONCILIATION FROM NET LOSS TO NET (LOSS) INCOME BEFORE NON-CASH ITEMS, ADJUSTED

NET (LOSS) INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Three Months Ended
		Per Diluted		Per Diluted
	June 30, 2020	Share	June 30, 2019	Share
Net loss	$(2,743)	$(0.09)	$(694)	$(0.02)

Amortization of intangibles	765	0.03	888	0.03
Depreciation	1,148	0.04	1,139	0.04
Amortization of debt issuance costs	77	0.00	68	0.00
Stock-based compensation	616	0.02	783	0.03
Income tax benefit	(1,145)	(0.04)	(679)	(0.02)
Cash paid for income taxes	(84)	(0.00)	(28)	(0.00)

Net (loss) income before non-cash items	$(1,366)	$(0.05)	$1,477	$0.05

Transaction costs	180	0.01	41	0.00
State cash taxes on adjustments	(6)	(0.00)	(1)	(0.00)
AMT cash taxes on adjustments	(3)	(0.00)	(1)	(0.00)

Adjusted net (loss) income before non-cash items	$(1,195)	$(0.04)	$1,516	$0.05

CLARUS CORPORATION

RECONCILIATION FROM NET (LOSS) INCOME TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED

NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Six Months Ended
		Per Diluted		Per Diluted
	June 30, 2020	Share	June 30, 2019	Share
Net (loss) income	$(2,707)	$(0.09)	$3,093	$0.10

Amortization of intangibles	1,537	0.05	1,777	0.06
Depreciation	2,265	0.08	2,242	0.07
Amortization of debt issuance costs	154	0.01	132	0.00
Stock-based compensation	1,229	0.04	1,568	0.05
Income tax benefit	(1,131)	(0.04)	(382)	(0.01)
Cash paid for income taxes	(266)	(0.01)	(103)	(0.00)

Net income before non-cash items	$1,081	$0.04	$8,327	$0.27

Restructuring charge	-	-	13	0.00
Transaction costs	430	0.01	87	0.00
State cash taxes on adjustments	(13)	(0.00)	(3)	(0.00)
AMT cash taxes on adjustments	(8)	(0.00)	(2)	(0.00)

Adjusted net income before non-cash items	$1,490	$0.05	$8,422	$0.27

CLARUS CORPORATION

RECONCILIATION FROM NET LOSS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND
AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Three Months Ended
	June 30, 2020	June 30, 2019
Net loss	$(2,743)	$(694)

Income tax benefit	(1,145)	(679)
Other, net	(406)	(183)
Interest expense, net	257	315

Operating loss	(4,037)	(1,241)

Depreciation	1,148	1,139
Amortization of intangibles	765	888

EBITDA	$(2,124)	$786

Transaction costs	180	41
Stock-based compensation	616	783

Adjusted EBITDA	$(1,328)	$1,610

CLARUS CORPORATION

RECONCILIATION FROM NET (LOSS) INCOME TO EARNINGS BEFORE INTEREST, TAXES,
DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Six Months Ended
	June 30, 2020	June 30, 2019
Net (loss) income	$(2,707)	$3,093

Income tax benefit	(1,131)	(382)
Other, net	125	(160)
Interest expense, net	568	625

Operating (loss) income	(3,145)	3,176

Depreciation	2,265	2,242
Amortization of intangibles	1,537	1,777

EBITDA	$657	$7,195

Restructuring charge	-	13
Transaction costs	430	87
Stock-based compensation	1,229	1,568

Adjusted EBITDA	$2,316	$8,863